                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              CEC RESOURCES LTD.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                              CEC RESOURCES LTD.
                   (A Calgary, Alberta, Canada Corporation)

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   ----------------------------------------


                                April 20, 1999


  You are cordially invited to attend or be represented by proxy at the Annual Meeting of Shareholders of CEC Resources Ltd., a Calgary, Alberta, Canada corporation. The meeting will be held in the Company's offices, located at 700 6th Avenue, S.W., Suite 1605, Calgary, Alberta, on May 18, 1999 at 1:30 pm local time, for the following purposes:

  1.  To elect six members of the Board of Directors.

  2. To appoint auditors of the Corporation for the upcoming year and authorize the directors to fix their remuneration.

  3. To transact any other business as may properly be brought before the meeting.


  Shareholders of record at the close of business on March 30, 1999 will be entitled to attend and receive notice of, and vote at, the meeting or at any postponement or adjournment thereof.



  PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY SO THAT YOUR VOTE CAN BE RECORDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. POSTAGE IS PROVIDED IF MAILED WITHIN THE UNITED STATES.


  You may revoke your proxy by following the procedures set forth in the accompanying proxy statement.


                                BY ORDER OF THE BOARD OF DIRECTORS



                                Kevin D. Struzeski
                                Secretary

                              CEC RESOURCES LTD.
                       700 6th Avenue, S.W., Suite 1605
                       Calgary, Alberta, Canada T2P 0T8

                          ANNUAL MEETING MAY 18, 1999
                                PROXY STATEMENT

                                April 20, 1999

                             SOLICITATION OF PROXY

  This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board of Directors" or the "Board") of CEC Resources Ltd. ("Resources" or the "Company") for use at the annual meeting of shareholders of Resources to be held May 18, 1999 and at any adjournment of the meeting. The notice of the meeting and form of proxy are enclosed with this proxy statement. The mailing address of the principal executive offices of the Company is 700 6th Avenue, S.W., Suite 1605, Calgary, Alberta, Canada T2P 0T8.

                                     PROXY

  Each properly executed proxy will be voted, and where a choice has been specified by the shareholders on the proxy, it will be voted in accordance with the specifications made on the proxy. If no choice is specified it will be voted FOR the nominee directors, and FOR the appointment of auditors for the Corporation for the upcoming year and authorization of the directors to fix their remuneration. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and to vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by written notice to the Secretary of the Company prior to or at the time of the meeting, by executing a new proxy bearing a later date, or by voting in person at the meeting.

                                 VOTING MATTERS

  The only voting class of security of the Company is its common stock, no par value, each share of which entitles its holder to one vote. As of March 30, 1999 there were outstanding and entitled to vote 1,532,400 shares of common stock. Only shareholders of record at the close of business on March 30, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

  The presence, in person or by proxy, of holders of 25% of the outstanding common stock of the Company will constitute a quorum for the transaction of business at the annual meeting, but, if a quorum is not present, the meeting may be adjourned from time to time until a quorum is obtained. Both abstentions and broker non-votes are treated as casting votes for purposes of determining a quorum at the annual meeting. The affirmative vote of a majority of the shares casting votes in person or by proxy is necessary for election of directors and the appointment of auditors. In regards to Proposal 1, votes may be cast in favor of or withheld from each nominee; votes that are withheld will not be considered as "votes cast" and will be excluded entirely from the vote and will have no effect. With respect to Proposal No. 2, shares as to which the "ABSTAIN" box has been selected on the proxy card will be counted as votes cast and will have the effect of a vote against the matter for which the "ABSTAIN" box has been selected. Under the rules of the American Stock Exchange, brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and on the appointment of auditors. Under applicable Alberta law, a broker non-vote will have no effect on the outcome of the election of directors or the approval of Proposal No. 2 as such votes will not be counted as votes cast.

  This proxy statement and the accompanying notice of annual meeting and form of proxy are first being sent to shareholders on or about April 20, 1999.

  THE COMPANY WITHOUT CHARGE WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1998, TO EACH RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK ON THE RECORD DATE. SUCH REQUESTS SHOULD BE DIRECTED TO: CEC RESOURCES LTD., 1700 BROADWAY, SUITE 1150, DENVER, COLORADO 80290, ATTENTION: KEVIN D. STRUZESKI, PHONE (303) 860-1575, FAX (303) 860-9128.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information concerning persons known by the Company to be beneficial owners of more than five percent of the Company's voting securities as of March 30, 1999. All information is taken from or based on filings made by such beneficial owners with the Securities and Exchange Commission ("SEC") or information provided by such owners to the Company. Except as indicated in the footnotes, each person identified in the table holds sole voting and investment power with respect to the shares shown opposite such person's name.

Title                             Name and Address                     Amount and Nature of              Percent
of Class                         of Beneficial Owner                   Beneficial Ownership             of Class
--------------------  -----------------------------------------  --------------------------------  -------------------
Common Stock          Patrick R. McDonald and                                393,800(1)                   22.1
no par value          McDonald Energy, LLC
                      1700 Broadway, Suite 1150
                      Denver, CO 80290

                      Harry A. Trueblood, Jr.                                329,696(2)                   21.5
                      1660 Lincoln Street, Suite 2400
                      Denver, CO 80264

                      Carl Seaman                                            217,209(3)                   14.2
                      63 Hunting Ridge Road
                      Greenwich, CT 06831

                      Craig W. Sandahl                                       114,050(4)                    7.3
                      13875 Virginia Foothills Drive
                      Reno, NV 89511

--------------------------------------------------------------------------------
(1) Patrick R. McDonald is the sole member of McDonald Energy, LLC. Includes 250,000 shares underlying a one year option which expires June 30, 1999. Also includes 73,800 shares owned by CEC Resources Holdings, LLC of which McDonald Energy, LLC has 58.3% interest.
(2) Does not include 28,911 shares which are owned by Lucile B. Trueblood, Mr. Trueblood's wife, which she acquired as her separate property and as to which Mr. Trueblood disclaims any beneficial ownership. Includes 207,000 shares owned by the Harry A. Trueblood Charitable Remainder Unitrust dated June 1, 1998 to which shares Mr. Trueblood disclaims ownership; but as the only trustee, does hold sole voting rights to such shares.
(3) Includes 79,957 shares owned by Carl and Associates, a partnership in which Mr. Seaman owns an 80% partnership interest and as to which Mr. Seaman shares voting and investment power. Does not include 2,032 shares which are owned by Linda Seaman, Mr. Seaman's wife, which she acquired as her separate property and as to which Mr. Seaman disclaims any beneficial ownership.
(4) Includes 20,000 shares underlying exercisable stock options.

                        SECURITY OWNERSHIP OF MANAGEMENT

  The table below provides information as to each class of Resources' equity securities beneficially owned as of March 30, 1999 by (i) each director, (ii) the Company's President and Chief Executive Officer and (iii) all directors and executive officers as a group. All information is taken from or based on filings made by such persons with the SEC or provided by such persons to the Company. Except as indicated in the footnotes, each person identified in the table holds sole voting and investment power with respect to the shares shown opposite such person's name.



                                                Name and Address            Amount and Nature of       Percent
Title of Class                                 Of Beneficial Owner          Beneficial Ownership      of Class
-------------------------------------  -----------------------------------  --------------------  -----------------
Common Stock - no par value            Patrick R. McDonald and                  393,800(1)                22.1
                                       McDonald Energy, LLC

                                       Harry A. Trueblood, Jr.                  329,696(2)                21.5

                                       Craig W. Sandahl                         114,050(3)                 7.3

                                       Peter N.T. Widdrington                    21,000(3)                 1.4

                                       James C. Crawford                         20,500(3)                 1.3

                                       Loyola G. Keough                               -                      -

                                       All directors and executive              879,046                   47.7
                                       officers as a group
                                       (9 persons including the above)

-------------------------------------------------------------------------------
(1)  See Footnote 1 under "Security Ownership of Certain Beneficial Owners".

(2)  See Footnote 2 under "Security Ownership of Certain Beneficial Owners".

(3)  Includes 20,000 shares underlying exercisable stock options.


                                PROPOSAL NO. 1
                      NOMINEES FOR ELECTION OF DIRECTORS

  The Board of Directors currently consists of six members: James C. Crawford, Q.C., Loyola G. Keough, Patrick R. McDonald, Craig W. Sandahl, Harry A. Trueblood, Jr., and Peter N.T. Widdrington. The persons authorized by the enclosed form of proxy intend to vote each proxy received by them for the election of the six nominees named below unless different instructions are given. The term of office of all nominees, if elected, will commence on their election and will continue until the annual meeting in 2000 or until their successors are duly elected and qualified.

  Each nominee has consented to be named in this proxy statement and to serve if elected.

  If any nominee becomes unable to serve as a director before the annual meeting, the persons authorized by the proxy will vote in their discretion for the election of another person for such office. The Board of Directors has no reason to believe that any nominee will decline or become unable to serve before the annual meeting.

  The Board of Directors unanimously recommends a vote FOR the nominees named below. Proxies solicited by the Board of Directors will be voted FOR those nominees unless instructions to the contrary are given.

  Certain information as to each director/nominee for election as a director is set forth in the table below and in the paragraphs below. The information appearing in the table below has been furnished to the Company by the nominees.

   Name of Nominees for Director, Principal Occupation and Five Year                                 First Became
                      Biographical Information                                     Age               Director in

-------------------------------------------------------------------------------------------------------------------
James C. Crawford, Q.C.                                                             64                   1995
Director.  Mr. Crawford has been a partner in the law firm McDonald
Crawford, Calgary, Alberta, and is Chairman of the Board of Directors
of Belfast Petroleum Inc.

Loyola G. Keough                                                                    42                   1998
Director.  Mr. Keough has been a partner in the law firm Bennett
Jones, Calgary, Alberta.  He is a Director of WBI Canadian Pipeline
Ltd. and Interenergy Sheffield Processing Company (Canada) Ltd.

Patrick R. McDonald                                                                 42                   1998
Director.  Mr. McDonald has been President and Chief Executive Officer of Resources since July 1998.  From 1987 until 1997 Mr. McDonald was
Chairman and President of Interenergy Corporation, Denver, Colorado.
Since January 1998, he has been the sole member of McDonald Energy,
LLC.  Mr. McDonald is a Petroleum Geologist.

Craig W. Sandahl                                                                    71                   1995
Director.  Mr. Sandahl is a private investor in the oil and gas and banking industries.  He is a member of the Board of Directors of the
Chief Executives Organization.

Harry A. Trueblood, Jr.                                                             73                   1972
Director.  Mr. Trueblood was President and Chief Executive Officer of
Resources from 1972 until July 1998.  Mr. Trueblood has served as
Chairman, President and CEO of Columbus Energy Corp., since 1982 and was a founder and former President and/or Chairman and CEO of
Consolidated Oil and Gas, Inc., the former parent of both Columbus
Energy Corp. and Resources, from 1958 to 1988.  He is a member and former Director of the Chief Executives Organization.

Peter N.T. Widdrington                                                              68                   1995
Director.  Mr. Widdrington is a Director of Canadian Imperial Bank of
Commerce, Laidlaw Inc., SNC-Lavalin Group Inc., Talisman Energy Inc.
and Radiology Corporation of America Inc.  He is a member of the
Board of Directors and former President of the Chief Executives
Organization.

Directors Remuneration and Committee Assignments

  At each annual organizational meeting, the Board of Directors elects officers and approves the compensation and committee assignments for directors for the ensuing year. During the August 5, 1998 meeting, the Board of Directors adopted the following policy to be effective until amended:

  Each director of Resources who is neither an officer nor an employee will be paid an annual directors' fee of Cdn $400 per quarter plus Cdn $700 per meeting for attendance at all regular and special meetings of the Board of Directors.

  In 1998, each non-employee director was granted a 6,000 share, three-year stock option except for Mr. Keough who was granted a 10,000 share, five-year option. No options were granted in 1997. In 1996, each non-employee director was granted a 10,000 share, three-year stock option. The exercise price for all director stock options is the fair market value of the Company's Common Stock on the date of the grant.

  During fiscal 1998, Messrs. Crawford, Keough, Sandahl and Widdrington served on the Audit Committee. The principal duties of the Audit Committee are to recommend to the Board of Directors the engagement and discharge of the independent auditors; review with management and the independent auditors the type of services to be performed by the independent auditors, their performance and their fees; review the scope of the audit; consider comments by the auditors regarding internal controls and accounting procedures, as well as management's response to those comments; and review the adequacy of the Company's system of internal accounting controls. The Audit Committee met once during fiscal 1998 and again in March 1999.

  The Company did not have a Compensation Committee or other Board committee performing equivalent functions during fiscal 1998. For fiscal 1999, Messrs. Crawford and Keough have been appointed to serve on a Special Committee, the principal duties of which are to recommend to the Board of Directors, for their approval, compensation of executive officers and recommend Director committee assignments.

  The Board of Directors held four meetings during fiscal 1998. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors as well as the Audit Committee, if appropriate, during the last fiscal year except that Mr. Keough (who was elected to the Board in August 1998) attended one of the two Board meetings held while he was a director in fiscal 1998.

Additional Information

  On June 30, 1998, Resources entered into a Stock Purchase Agreement (the "Agreement") with McDonald Energy, L.L.C. ("McDonald"), a Colorado limited liability company solely owned by Patrick R. McDonald, currently a director, President and Chief Executive Officer of Resources, pursuant to which McDonald acquired 70,000 shares of newly issued common stock of the Company representing approximately 4.5% of the outstanding shares of common stock (after taking into account the newly-issued shares) for U.S. $5.50 per share. In connection with the Agreement, McDonald was granted a one-year option to purchase 250,000 shares of common stock at U.S. $6.00 per share and the right to nominate a Canadian resident as a director to stand for election at the August 5, 1998 Shareholders' Meeting. Mr. Loyola Keough was that nominee and was elected as a director at last year's annual meeting.

  The Agreement further provided that McDonald and/or its designee was to use its commercially reasonable efforts, subject to compliance with applicable securities laws and acceptable market conditions, to acquire in open market transactions up to 250,000 shares of the Company's common stock during the 60-day period following June 30, 1998. If McDonald was unable to acquire that number of shares during that period, it had the right, but not the obligation, during the five-day period immediately thereafter to request the Company to sell a number of newly-issued shares of common stock equal to the difference between 250,000 and the number of shares of common stock acquired by McDonald in market transactions, for U.S. $5.75 per share. Through CEC Resources Holdings, LLC, McDonald acquired 73,800 shares on the open market and did not request the Company to sell additional shares.

  Pursuant to the Agreement, Mr. Trueblood resigned as President and Chief Executive Officer as of July 1, 1998, and Mr. McDonald was elected to fill those vacancies. Mr. Trueblood continued to serve as Chairman through the 1998 Annual Meeting of Shareholders on August 5, 1998 at which time Mr. Trueblood stood for reelection as a director but not as Chairman.

  In addition, the Agreement provides for potential changes in the Board of Directors. At such time as McDonald (i) has exercised the option to acquire 250,000 shares at U.S. $6.00, or (ii) if the Company acquires entities or assets having a market value equal to or greater than Resources' value on June 30, 1998, McDonald may require that two of the current directors (other than the directors nominated by McDonald) resign and then nominate two qualified persons to fill those vacancies, unless one or both those vacancies have previously been filled by representatives of the acquired companies, in which case such right to nominate is reduced or terminated.


                                 PROPOSAL NO. 2
                            APPOINTMENT OF AUDITORS

  At the annual meeting, the shareholders will be asked to appoint auditors to serve until the close of the next annual meeting of shareholders of the Corporation and to authorize the directors to fix the auditors' remuneration.

  The Board of Directors of the Company proposes that the independent auditors for the fiscal year ended November 30, 1999 be Arthur Andersen LLP. Unless otherwise specified, the persons named in the enclosed form of proxy will vote for the appointment of Arthur Andersen LLP, independent accountants, as auditors of the Company to hold office until the next annual meeting of shareholders or until their successors are appointed and for authorization of the directors to fix their remuneration. A representative of Arthur Andersen LLP is expected to be present at the annual meeting of shareholders and to have the opportunity to make a statement if the representative so desires. The representative of Arthur Andersen LLP also is expected to be available to respond to appropriate questions at that time.

  PricewaterhouseCoopers LLP were engaged as the Company's independent auditors for the 1998 fiscal year. On April 16, 1999, the Company, upon approval of its Board of Directors, determined that the appointment of PricewaterhouseCoopers LLP should not be renewed and that Arthur Andersen LLP should be proposed to the Company's shareholders as the Company's independent auditors for the Company's 1999 fiscal year. The President and Chief Executive Officer of the Company, as well as the Chief Financial Officer, both of whom joined the Company during the last half of the fiscal 1998 year, have a previous relationship with Arthur Andersen LLP as a result of work at another oil and gas company. In addition for fiscal 1999, Arthur Andersen LLP has proposed a fee structure for the year end audit, quarterly reviews and accounting consultation that is economically beneficial to the Company.

  During the Company's two most recent years and subsequent interim period preceding this determination, there were no disagreements with the former auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The auditors' report during the Company's two most recent years preceding this determination did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

                       EXECUTIVE OFFICERS OF THE COMPANY

  Set forth below is certain information concerning the executive officers of the Company, each of whom has served at the pleasure of the Board of Directors since the last annual meeting. Biographical information concerning Mr. McDonald is set forth under the heading "Proposal No. 1 -- Nominees for Election of Directors".

Name of Officer,  Position with Resources and
Five Year Biographical Information                                                  Age
--------------------------------------------------------------------------------------------
Richard C. Frantz                                                                   43
Vice President-Business Development of Resources since November 1998.
Mr. Frantz was Vice President, KN Energy, from 1997 to 1998; Vice
President, Interenergy Corporation, from 1996 to 1997; Vice
President, Premier Enterprises, an energy company, from 1988 to 1996.


Patrick R. McDonald - President and Chief Executive Officer.                        42

Robert R. Morrison                                                                  36
Vice President - Engineering and Operations of Resources since
December 1998.  Prior to joining CEC, Mr. Morrison was employed as
Senior District Engineer for Tarragon Oil and Gas Limited from 1993 to 1998.


Kevin D. Struzeski                                                                  40
Chief Financial Officer, Treasurer and Secretary for Resources since
November 1998.  Mr. Struzeski was employed as Accounting Manager,
MediaOne Group from 1997 to 1998 and prior to that he was employed as
Controller, Interenergy Corporation from 1995 to 1997 and Accounting
Manager, Snyder Oil from 1993 to 1995.

                             EXECUTIVE COMPENSATION

  The Company entered into a written agreement in 1995 with Columbus Energy Corp. ("Columbus") to provide management services until new management was retained, either by merger, acquisition or direct employment. The Company paid no direct cash compensation to the officers of Columbus for the period that they served as officers of Resources. The Company was charged by Columbus on a monthly basis for the specific time each Columbus officer or employee devoted to the Company. See "Certain Relationships and Related Transactions". As a result of Mr. McDonald's investment in the Company and the election of new executive officers in fiscal 1998, the management agreement with Columbus was terminated in March 1999.

  The following table depicts information regarding the annual and long-term compensation paid during each of the last three years to the Company's President and Chief Executive Officer, who is the only executive officer to earn in excess of U.S. $100,000 in salary and bonus in fiscal 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long Term Compensation
                                                                                   Number of Securities
Name and                      Fiscal                                                     Underlying
Principal Position             Year       Salary(U.S.$)        Bonus(U.S.$)           Options Granted
---------------------------   ------   -------------------  ------------------    ----------------------
Patrick R. McDonald,           1998         $50,000(1)               0                    78,000
President

------------------------------------------------------------------------------
(1)    Appointed July 1, 1998.


                       STOCK OPTION GRANTS AND EXERCISES

  On October 27, 1994 the Company adopted an Employee Incentive Share Option Plan (the "Plan"). The Plan is administered by the directors of the Corporation or by a committee appointed by the Board of Directors of the Company. The Plan authorizes the committee to grant options for up to 300,000 shares of the Company's common stock. The shares are to be issued out of the Company's authorized and unissued shares and will be issued as fully paid and non-assessable. Also, the number of Resources shares so reserved for issuance or subject to an option under the Plan to any one person may not exceed 5% of the number of Resources shares which are outstanding at the time of the granting of the option.

  Options may be granted to officers, directors and regular full and part-time employees of the Company and majority-owned subsidiaries. Options may be exercised starting one year after grant. The option term cannot be less than one year or more than five years from the date the option is granted. The option price may not be less than 100% of the fair market value of the last trading price on the date the option is granted.

     The following table sets forth information concerning individual grants of stock options made during fiscal 1998 to the Company's President and Chief Executive Officer. The stock options were granted at the market price on the date of grant.

                          OPTION GRANTS IN FISCAL 1998


                                                                                        Potential Realizable
                                                                                      Value at Assumed Annual
                 Number of                                                              Rates of Stock Price
                 Securities         % of Total                                            Appreciation for
                 Underlying      Options Granted                                            Option Term(2)
                  Options        to Employees in     Exercise Price    Expiration         5%             10%
     Name        Granted(1)        Fiscal Year        (U.S.$/Share)        Date        (U.S. $)        (U.S. $)
--------------   ----------      ---------------     --------------    ----------     -------------------------
Patrick R.
  McDonald         78,000              66.1              $5.50          7/1/03         $145,902       $331,000

-------------------------------------------------------------------------------
(1) Options granted at the closing price of the Company's common stock on the date of the grant.

(2) These columns present hypothetical future realizable values of the options, obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a 5% and 10% compound annual rate over the term of the options. The 5% and 10% rates of market price appreciation are presented as examples pursuant to rules of the SEC and do not reflect management's prediction of the future market price of the Company's common stock. No gain to the optionees is possible without an increase in the market price of the common stock above the option price. There can be no assurance that the potential realizable values shown in this table will be achieved. The potential realizable values presented are NOT intended to indicate the value of the
                                     ---
     options.

  No options were exercised by the Company's President and Chief Executive Officer during fiscal 1998 . The following table summarizes information with respect to the value of that officer's unexercised stock options at November 30, 1998:

                         Fiscal Year End Option Values


                   Number of Securities                       In-the-Money
                  Underlying Unexercised                  Value of Unexercised
                   Options at Year End                    Options at Year End(2)
Nane        Exercisable        Unexerciseable        Exercisable        Unexerciseable
----        -----------        --------------        -----------        --------------
Patrick R.
  McDonald       0               78,000(1)                0                    0

-------------------------------------------------------------------------------
(1)  These options become exercisable on July 1, 1999.

(2) The in-the-money value of unexercised options is equal to the excess of the per share market price of the Company's stock at November 30, 1998 over the per share exercise price multiplied by the number of unexercised options. However, the per share exercise price was higher than the market price of the Company's stock at fiscal year end.

                 INSIDER PARTICIPATION IN COMPENSATION MATTERS

  During fiscal 1998, the Company had no compensation committee of its Board of Directors. Decisions as to the compensation of Patrick R. McDonald who became President, Chief Executive Officer and director on July 1, 1998, as well as two executive officers hired during the fourth quarter of the 1998 fiscal year, were determined by the Board of Directors.

  Mr. McDonald participated as a director in determining the compensation of the two executives during the 1998 fiscal fourth quarter. Harry A. Trueblood, Jr. was President and Chief Executive Officer of the Company until July 1, 1998 and a director throughout the 1998 fiscal year and also participated in the determination of the executive compensation of each of the above-mentioned executive officers. See also "Executive Compensation" and "Certain Relationships and Related Transactions" regarding Mr. Trueblood and Columbus.


                   REPORT OF BOARD ON EXECUTIVE COMPENSATION

  Prior to July 1, 1998, all management services were provided to the Company by Columbus under a management agreement. On July 1, 1998, Patrick R. McDonald became President and Chief Executive Officer of the Company. In November and December, 1998, Mr. McDonald and the Board of Directors of the Company added three other executive officers to the Company's management team. The management agreement with Columbus was terminated in March, 1999.

  The goal of the Board of Directors with respect to the compensation of executive officers is to develop a program which attracts, retains and motivates the executive officers. The Board also seeks to align the interests of the executives with the success of the Company. In order to do so, the Board of Directors believes that the Company should (1) pay competitive salaries, (2) establish a performance bonus plan in order to provide short-term incentives relating to the performance of the individual and the Company, and (3) provide long-term incentives consisting of stock or stock options to tie the executive officers to the long-term economic interests of the Company. The Board of Directors intends to adopt a performance bonus plan for executive officers. The Company has in place an Employee Incentive Share Option Plan.

  Mr. McDonald's salary in fiscal 1998 and stock options for his services as President and Chief Executive Officer were determined in accordance with an employment agreement into which the Company and Mr. McDonald entered at the time of Mr. McDonald's acquiring shares of the Company and becoming the President, Chief Executive Officer and a director of the Company. The employment agreement was the result of arm's length negotiations. It set forth the base annual salary of Mr. McDonald and provided for the grant of an employee stock option for 78,000 shares. The Board intended the base salary to be competitive and to reflect the experience of Mr. McDonald, his responsibilities at the Company, and the size and complexities of the Company's business. The stock options granted to McDonald were part of the existing Employee Incentive Share Option plan designed to attract and retain officers, directors and other key employees.

  The Company believes that the limitation on the deductibility of compensation for United States federal income tax purposes under Section 162(m) of the Internal Revenue Code does not apply to the fiscal 1998 compensation of the Company's executive officers. Any such limitation would be a factor in deciding future compensation.

BOARD OF DIRECTORS

  James C. Crawford
  Loyola G. Keough
  Patrick R. McDonald
  Craig W. Sandahl
  Harry A. Trueblood, Jr.
  Peter N.T. Widdrington

                              EMPLOYMENT AGREEMENT

  On June 30, 1998, the Company also entered into a three-year employment contract with Mr. McDonald, effective as of July 1, 1998, which provides for a base salary of U.S. $120,000 per year along with other usual benefits such as medical and dental coverage and industry-related dues and subscriptions. The employment contract with Mr. McDonald provides for the ability of either the Company or Mr. McDonald to terminate the contract if there is a change in control of the Company. Change in control includes (1) the acquisition by a party of 50% or more of the combined voting power of the Company's outstanding shares within a 12-month period, or (2) the acquisition of the Company by merger, sale or purchase of assets, liquidation or other means as a result of which existing stockholders of the Company own less than 50.1% of the surviving entity, or (3) there is a change in more than a majority of the Company's Board of Directors as a result of a transaction or proxy contest with a third party unaffiliated with Mr. McDonald and not endorsed by Mr. McDonald. In the event of a change in control not supported by a majority of the Company's then existing Board of Directors, Mr. McDonald is to be paid 400% of his "Compensation" upon termination of the employment agreement. In the event of a change in control supported by the then existing Board of the Company, Mr. McDonald is to be paid 200% of his "Compensation" upon termination of the employment agreement. For this purpose, the term "Compensation" means the average of Mr. McDonald's annual base pay salary and bonuses for two years prior to the termination date (or such lesser period of employment), prorated to be a monthly amount, multiplied by the remaining months during the three-year term of employment contract (or multiplied by 12 if the initial three year term has expired). In addition, any incentive awards become 100% vested upon the occurrence of a change in control. As part of the compensation stated in his employment contract, Mr. McDonald was also granted options to acquire 78,000 shares of Resources' common stock. See "Stock Option Grants and Exercises".
Mr. McDonald may also present to the Board for approval in its discretion, a proposed incentive compensation benefit plan for officers and key employees.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  The Company has prepared, in accordance with rules of the SEC, a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total return of the American Stock Exchange Market Value Index and the Dow Jones Secondary Oil Index from March 10, 1995, the first day of trading, to November 30, 1998, as set forth below. The graph assumes the value of the investment in Resources' common stock and each index as $100 on March 10, 1995, and that all dividends (of which there were none by the company) were reinvested.

  The Stock Price Performance Graph below shall not be deemed incorporated by reference into any filing by the Company under the Securities Exchange Act of 1933 or the Securities Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.


                 [STOCK PRICE PERFORMANCE GRAPH APPEARS HERE]


                                3/10/95  11/30/95  11/30/96  11/30/97  11/30/98
                                -------  --------  --------  --------  --------
CEC Resources Ltd.                100      175.0     173.1     196.2     134.6
Amex Market Value (1)             100      118.7     130.6     150.8     153.0
Dow Jones - Secondary Oil (2)     100      103.3     135.6     139.7     108.4

(1) Source:  American Stock Exchange
(2) Source:  Dow Jones Index

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company has never entered into any transactions with officers or directors of the Company with respect to participation in its oil and gas ventures, and the present management of the Company has no current intention of doing so in the future. However, if any transaction with an officer or director of the Company does occur, it is the Company's intention to cause any such transaction to be on terms that are no less favorable to the Company than the terms that could be obtained from an unrelated third party in an arm's length transaction.

  Mr. Trueblood is a director, executive officer and more than 10% shareholder of Columbus. During fiscal 1998, Columbus received U.S. $218,000 from the Company for providing certain management services pursuant to the management agreement described in "Executive Compensation".

  During fiscal 1999, the Company has utilized for general corporate matters the legal services of McDonald Crawford and Bennett Jones whose partners include Mr. Crawford and Mr. Keough, respectively.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the outstanding shares of the Company's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, the Company believes that all such reports were timely filed in fiscal 1998 except that Carl Seaman filed a late Form 4 in February 1999 regarding 10 purchases of 14,200 shares occurring from October 1997 through June 1998; these purchases would have otherwise been set forth in six Form 4 reports.


                          FUTURE SHAREHOLDER PROPOSALS

  Shareholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before December 1, 1999. Also, persons named in the proxy solicited by the Board of Directors of the Company for its Year 2000 annual meeting of shareholders may exercise discretionary authority on any proposal presented by a shareholder of the Company at that meeting if the Company has not received notice of the proposal by February 14, 2000.

  All notices should be sent to the secretary at the address on the cover of this Proxy Statement.

                                 OTHER BUSINESS

  The Company does not know of any business to be presented for consideration at the annual meeting other than the election of directors and the appointment of auditors for the Company for the upcoming year and authorization of the directors to fix their remuneration. If other business is properly presented, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgement on such matters, although all proxies will be voted as directed.

  The cost of preparing and mailing the enclosed material will be borne by Resources. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors and regular employees of the Company, who will receive no compensation therefor in addition to their regular compensation, if any, will solicit proxies on behalf of the Company by telephone, facsimile, electronic mail and personal interview, with the cost of any such solicitation to be borne by the Company.

                                BY ORDER OF THE BOARD OF DIRECTORS


                                Kevin D. Struzeski
                                Secretary

                              CEC RESOURCES LTD.             Common Stock Proxy
                           (an Alberta corporation)



               THIS PROXY IS SOLICITED BY ITS BOARD OF DIRECTORS

     The undersigned hereby appoints Patrick R. McDonald, James C. Crawford and Loyola G. Keough, or any one or more of them, with full power of substitution, as attorneys-in-fact of the undersigned to vote the shares of stock held of record on March 30, 1999, which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of CEC Resources Ltd. to be held in the Company's office, 700 6th Avenue, S.W., Suite 1605, Calgary, Alberta, on May 18, 1999, at 1:30 pm local time, and at any adjournment thereof.

Proposals:

(1) Election of Directors for the nominees listed below
    (except as marked to the contrary below)               [ ]

    Withhold authority to vote for all nominees            [ ]
    listed below

    James C. Crawford, Q.C., Loyola G. Keough, Patrick R. McDonald, Craig W. Sandahl, Harry A. Trueblood, Jr. and Peter N.T. Widdrington

    (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space below. If authority is not withheld, it shall be deemed granted.)

(2) To appoint auditors of the Corporation for the upcoming year and authorize the Directors to fix their remuneration.

                [ ] For             [ ] Against         [ ] Abstain

(3) In their discretion for such other matters as may properly be brought before the meeting

NOTE: THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF PROPOSAL 2, AND IN THE PROXY HOLDER'S DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, UNLESS A CONTRARY SPECIFICATION IS MADE. THE UNDERSIGNED HEREBY REVOKES ANY PROXIES GIVEN PRIOR TO THE DATE REFLECTED BELOW.


                                        PLEASE SIGN, DATE AND RETURN THIS
                                        PROXY CARD IMMEDIATELY.

                                        Date signed:________________________

                                        Signature:

                                        X___________________________________

                                        X___________________________________

                                        Please sign exactly as your name
                                        appears on this proxy.